Exhibit 99.1

Cincinnati Bell Inc. Reports Year-Over-Year Growth in Third Quarter of 2008

Solid Third Quarter Performance Led by Increased Wireless Revenue and Operating Income

CINCINNATI--(BUSINESS WIRE)--October 30, 2008--Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the third quarter of 2008 including revenue of $347 million, up $2 million or 1 percent year-over-year. Operating income was $80 million with net income of $27 million. Earnings per share on a diluted basis were 10 cents, which is a 12 percent increase over the third quarter of 2007. Adjusted earnings before interest, taxes, depreciation and amortization1 (Adjusted EBITDA) equaled $120 million, which was even with a year ago.

“Cincinnati Bell’s third-quarter results demonstrate solid performance in the face of challenging times in the U.S. economy,” said Jack Cassidy, president and chief executive officer of Cincinnati Bell. “As a company we continue to deliver superior network quality, service, and value to consumers and businesses. Our customers in Greater Cincinnati and Dayton experienced this firsthand when we took quick and decisive action to respond to the region’s largest-ever commercial power outage in September.”

Quarterly Highlights

  Total revenue increased $2 million to $347 million versus the third quarter of 2007 driven by growth of $21 million in service revenue from Wireless, Wireline data, long distance, VoIP, and Data Center and Managed Services.
  Wireless service revenue in the quarter was $74 million, up $6 million or 9 percent from a year ago. This increase contributed to growth in Wireless operating income and Adjusted EBITDA of 30 percent and 10 percent, respectively. The Adjusted EBITDA margin1 expanded 1 percentage point.
  In the Technology Solutions segment, operating income of $6 million was up 2 percent from the prior year quarter. Adjusted EBITDA increased 33 percent primarily due to the growth of Data Center and Managed Services revenue, which was up 39 percent from the third quarter of 2007.

  Year-over-year DSL subscriber growth equaled 6 percent. At the end of the quarter, Cincinnati Bell had a total of 231,000 DSL subscribers.
  Quarterly free cash flow2 was $23 million. Capital expenditures in the third quarter equaled $56 million, down $7 million from a year ago. Net debt3 was $1.98 billion at the end of the quarter.
  Cincinnati Bell also purchased an additional 5 million shares of common stock for a total of $21 million in the third quarter. The company has now purchased 16 million shares under its current common stock repurchase program or 7 percent of outstanding shares. Cincinnati Bell expects to continue repurchases and the timing and nature are subject to market conditions and applicable securities laws.

“The strength of Cincinnati Bell’s market positions, consistent strategy execution, and attention to cost structure continue to produce strong and stable free cash flow,” said Gary Wojtaszek, chief financial officer. “As a result, we are able to strengthen our balance sheet by retiring debt and repurchasing shares of common stock.”

Wireline Segment

Quarterly Wireline revenue was $201 million, down $1 million or 1 percent from the third quarter of 2007. Increased revenue from data services, long distance, expansion markets and the eGIX acquisition partially offset lower voice revenue in Cincinnati Bell’s traditional service area. Operating income totaled $66 million in the quarter with Adjusted EBITDA of $93 million. Year-over-year total access line loss in the third quarter was 6.8 percent reflecting a decline in the company’s in-territory consumer access lines. Business lines were even with a year ago while expansion market access lines increased 14 percent.

Wireless Segment

Quarterly revenue from the Wireless segment increased 8 percent to $81 million and operating income equaled $12 million, up $3 million from a year ago, primarily due to a $6 million, or 9 percent, increase in service revenue. Adjusted EBITDA was $21 million, up $2 million, or 10 percent compared with the third quarter of 2007.

Cincinnati Bell had 567,000 wireless customers at the end of the quarter, which reflected year-over-year growth of 6 percent in its postpaid wireless customer base. Postpaid quarterly average revenue per user (ARPU) was $48.82, an increase of $1.41 year-over-year and $1.46 sequentially. Prepaid ARPU was $26.33, up 15 percent from the third quarter of 2007 while prepaid subscribers declined 8 percent.

Technology Solutions

Technology Solutions quarterly revenue was $73 million, down $1 million, or 1 percent from a year ago. Data Center and Managed Services revenue grew $7 million, a 39 percent increase compared to the third quarter of 2007 while lower-margin Telecommunications and IT Equipment revenue declined $10 million or 19 percent from the prior year. Operating income totaled $6 million. Adjusted EBITDA was $10 million, up 33 percent from the third quarter of 2007.

Capital expenditures of $23 million in the quarter were used primarily for construction of future data center space. Billable data center space of 202,000 square feet was unchanged from the end of the second quarter of 2008. A total of 3,000 square feet began billing in the quarter, which resulted in an 88 percent utilization rate compared to 87 percent in the second quarter of 2008.

2008 Guidance

Cincinnati Bell updates its financial guidance for 2008:
Category	2008 Guidance
Revenue	Approx. $1.4 billion
Adjusted EBITDA	Approx. $480 million
Capital Expenditures	Approx. 16% of revenue
Free Cash Flow	Approx. $150 million

Conference Call/Webcast

Cincinnati Bell will host a conference call today at 10:00 a.m. (ET) to discuss its results for the third quarter of 2008. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (866) 780-1233. Callers located outside of the U.S. and Canada may dial (816) 581-1571. A taped replay of the conference call will be available one hour after the conclusion of the call until 5:00 p.m. on Thursday, Nov. 13, 2008. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 7054832. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note

Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; uncertainty in U.S. and world securities markets that could result in increased costs for the Company and limit its financing alternatives; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of Oct. 30, 2008. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Use of Non-GAAP Financial Measures

This press release contains information about net income excluding special items, free cash flow, net debt, adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) and Adjusted EBITDA margin. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of net income excluding special items, Adjusted EBITDA, net debt and free cash flow to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA and Adjusted EBITDA margin provide useful measures of operational performance. The company defines Adjusted EBITDA as GAAP Operating Income plus depreciation, amortization, restructuring charges, asset impairments and other special items. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenues. Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to comparable GAAP measures of profitability and may not be comparable with these measures as defined by other companies.

2Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as SFAS 95 cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

3Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

Net income excluding special items provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions—including local, long distance, data, Internet, and wireless services—that help keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world.

In addition, businesses ranging in size from start-up companies to large enterprises turn to Cincinnati Bell for efficient, scalable office communications systems as well as complex information technology solutions including data center and managed services.

Cincinnati Bell conducts its operations through three business segments: Wireline, Wireless, and Technology Solutions. For more information, visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2008	2007	$	%	2008	2007	$	%

Revenue	$346.5	$344.3	$2.2	1%	$1,046.2	$988.6	$57.6	6%

Costs and expenses
Cost of services and products	154.8	159.0	(4.2)	(3%)	473.6	437.5	36.1	8%
Selling, general and administrative	71.5	65.3	6.2	9%	213.8	196.6	17.2	9%
Depreciation and amortization	38.7	37.7	1.0	3%	113.7	110.8	2.9	3%
Restructuring charges (gains)	1.7	(0.3)	2.0	n/m	27.1	2.3	24.8	n/m
Asset impairment	-	-	-	n/m	1.2	-	1.2	n/m

Operating income	79.8	82.6	(2.8)	(3%)	216.8	241.4	(24.6)	(10%)

Interest expense	35.0	38.0	(3.0)	(8%)	106.1	117.1	(11.0)	(9%)
Other expense (income), net	(1.0)	0.2	(1.2)	n/m	(2.4)	(2.1)	(0.3)	14%

Income before income taxes	45.8	44.4	1.4	3%	113.1	126.4	(13.3)	(11%)
Income tax expense	19.2	18.7	0.5	3%	48.0	54.0	(6.0)	(11%)

Net income	26.6	25.7	0.9	4%	65.1	72.4	(7.3)	(10%)

Preferred stock dividends	2.6	2.6	-	0%	7.8	7.8	-	0%

Net income applicable to common shareowners	$24.0	$23.1	$0.9	4%	$57.3	$64.6	$(7.3)	(11%)

Basic earnings per common share	$0.10	$0.09			$0.24	$0.26
Diluted earnings per common share	$0.10	$0.09			$0.23	$0.25

Weighted average common shares outstanding (in millions)
- Basic	233.7	247.6			240.6	247.3
- Diluted	239.2	257.2			247.0	256.6

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2008	2007	$	%	2008	2007	$	%
Wireline
Revenue
Voice - local service	$96.0	$105.8	$(9.8)	(9%)	$295.9	$328.7	$(32.8)	(10%)
Data	68.8	65.8	3.0	5%	204.3	191.8	12.5	7%
Long distance and VoIP	24.8	19.8	5.0	25%	73.7	58.3	15.4	26%
Other	11.0	10.6	0.4	4%	31.8	31.0	0.8	3%

Total revenue	200.6	202.0	(1.4)	(1%)	605.7	609.8	(4.1)	(1%)

Operating costs and expenses
Cost of services and products	67.5	66.0	1.5	2%	201.4	199.0	2.4	1%
Selling, general and administrative	40.2	37.1	3.1	8%	118.7	113.5	5.2	5%
Depreciation and amortization	25.7	26.2	(0.5)	(2%)	75.9	78.1	(2.2)	(3%)
Restructuring charges (gains)	1.6	(0.3)	1.9	n/m	26.0	2.1	23.9	n/m
Asset Impairment	-	-	-	n/m	1.2	-	1.2	n/m

Total operating costs and expenses	135.0	129.0	6.0	5%	423.2	392.7	30.5	8%

Operating income	$65.6	$73.0	$(7.4)	(10%)	$182.5	$217.1	$(34.6)	(16%)

Wireless
Revenue
Service	$74.2	$68.2	$6.0	9%	$218.5	$197.9	$20.6	10%
Equipment	6.6	6.9	(0.3)	(4%)	19.1	19.2	(0.1)	(1%)

Total revenue	80.8	75.1	5.7	8%	237.6	217.1	20.5	9%

Operating costs and expenses
Cost of services and products	41.7	39.9	1.8	5%	122.3	112.0	10.3	9%
Selling, general and administrative	18.6	16.6	2.0	12%	52.2	50.2	2.0	4%
Depreciation and amortization	8.7	9.6	(0.9)	(9%)	26.3	28.1	(1.8)	(6%)
Restructuring charges	0.1	-	0.1	n/m	0.5	-	0.5	n/m

Total operating costs and expenses	69.1	66.1	3.0	5%	201.3	190.3	11.0	6%

Operating income	$11.7	$9.0	$2.7	30%	$36.3	$26.8	$9.5	35%

Technology Solutions
Revenue
Telecom and IT equipment distribution	$43.1	$52.9	$(9.8)	(19%)	$142.9	$125.0	$17.9	14%
Data center and managed services	25.6	18.4	7.2	39%	72.2	48.2	24.0	50%
Professional services	4.6	2.8	1.8	64%	11.4	6.9	4.5	65%

Total revenue	73.3	74.1	(0.8)	(1%)	226.5	180.1	46.4	26%

Operating costs and expenses
Cost of services and products	53.4	59.5	(6.1)	(10%)	171.7	143.2	28.5	20%
Selling, general and administrative	9.8	7.0	2.8	40%	29.7	20.1	9.6	48%
Depreciation and amortization	4.3	1.9	2.4	n/m	11.4	4.6	6.8	n/m
Restructuring charges	-	-	-	n/m	0.4	-	0.4	n/m

Total operating costs and expenses	67.5	68.4	(0.9)	(1%)	213.2	167.9	45.3	27%

Operating income	$5.8	$5.7	$0.1	2%	$13.3	$12.2	$1.1	9%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2008	2007	$	%	2008	2007	$	%
Revenue
Wireline	$200.6	$202.0	$(1.4)	(1%)	$605.7	$609.8	$(4.1)	(1%)
Wireless	80.8	75.1	5.7	8%	237.6	217.1	20.5	9%
Technology Solutions	73.3	74.1	(0.8)	(1%)	226.5	180.1	46.4	26%
Eliminations	(8.2)	(6.9)	(1.3)	19%	(23.6)	(18.4)	(5.2)	28%

Total revenue	$346.5	$344.3	$2.2	1%	$1,046.2	$988.6	$57.6	6%

Cost of Services and Products
Wireline	$67.5	$66.0	$1.5	2%	$201.4	$199.0	$2.4	1%
Wireless	41.7	39.9	1.8	5%	122.3	112.0	10.3	9%
Technology Solutions	53.4	59.5	(6.1)	(10%)	171.7	143.2	28.5	20%
Eliminations	(7.8)	(6.4)	(1.4)	22%	(21.8)	(16.7)	(5.1)	31%

Total cost of services and products	$154.8	$159.0	$(4.2)	(3%)	$473.6	$437.5	$36.1	8%

Selling, General and Administrative
Wireline	$40.2	$37.1	$3.1	8%	$118.7	$113.5	$5.2	5%
Wireless	18.6	16.6	2.0	12%	52.2	50.2	2.0	4%
Technology Solutions	9.8	7.0	2.8	40%	29.7	20.1	9.6	48%
Corporate and eliminations	2.9	4.6	(1.7)	(37%)	13.2	12.8	0.4	3%

Total selling, general and administrative	$71.5	$65.3	$6.2	9%	$213.8	$196.6	$17.2	9%

Depreciation and Amortization
Wireline	$25.7	$26.2	$(0.5)	(2%)	$75.9	$78.1	$(2.2)	(3%)
Wireless	8.7	9.6	(0.9)	(9%)	26.3	28.1	(1.8)	(6%)
Technology Solutions	4.3	1.9	2.4	n/m	11.4	4.6	6.8	n/m
Corporate	-	-	-	n/m	0.1	-	0.1	n/m

Total depreciation and amortization	$38.7	$37.7	$1.0	3%	$113.7	$110.8	$2.9	3%

Restructuring and Asset Impairment Charges
Wireline	$1.6	$(0.3)	$1.9	n/m	$27.2	$2.1	$25.1	n/m
Wireless	0.1	-	0.1	n/m	0.5	-	0.5	n/m
Technology Solutions	-	-	-	n/m	0.4	-	0.4	n/m
Corporate	-	-	-	n/m	0.2	0.2	-	0%

Total restructuring and asset impairment charges	$1.7	$(0.3)	$2.0	n/m	$28.3	$2.3	$26.0	n/m

Operating Income
Wireline	$65.6	$73.0	$(7.4)	(10%)	$182.5	$217.1	$(34.6)	(16%)
Wireless	11.7	9.0	2.7	30%	36.3	26.8	9.5	35%
Technology Solutions	5.8	5.7	0.1	2%	13.3	12.2	1.1	9%
Corporate and eliminations	(3.3)	(5.1)	1.8	(35%)	(15.3)	(14.7)	(0.6)	4%

Total operating income	$79.8	$82.6	$(2.8)	(3%)	$216.8	$241.4	$(24.6)	(10%)

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	September 30,	December 31,
	2008	2007
(in thousands)

Local access lines	791.4	834.3
DSL subscribers	231.1	221.5

Postpaid wireless subscribers	413.6	400.4
Prepaid wireless subscribers	153.4	170.6

Total wireless subscribers	567.0	571.0

Consumer long distance lines	356.9	374.2
Business long distance lines	178.0	174.1

Total long distance lines	534.9	548.3

Data Center and Managed Services
Raised Floor (in square feet)	202,000	144,000
Utilization rate	88%	93%

Cincinnati Bell Telephone
Local Access Line Detail
(Unaudited)
(In thousands)

	2006				2007				2008
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q
Local Access Lines

In-Territory:
Primary Residential	547.4	536.7	522.5	510.5	499.1	484.8	468.4	454.2	441.2	427.6	414.5
Secondary Residential	42.4	40.9	39.2	37.6	36.2	34.9	33.4	32.0	30.7	29.5	28.4
Business/ Other	290.9	291.3	291.4	288.6	287.6	287.7	286.9	285.8	284.3	283.4	280.2
Total In-Territory	880.7	868.9	853.1	836.7	822.9	807.4	788.7	772.0	756.2	740.5	723.1

Out-of-Territory:
Primary Residential	22.8	24.8	26.8	28.1	29.4	30.7	32.0	32.7	32.8	32.7	33.7
Secondary Residential	1.1	1.1	1.2	1.2	1.2	1.3	1.3	1.3	1.4	1.3	1.3
Business/ Other	16.3	17.7	19.4	21.0	22.4	24.2	26.7	28.3	30.2	31.2	33.3
Total Out-of-Territory	40.2	43.6	47.4	50.3	53.0	56.2	60.0	62.3	64.4	65.2	68.3

Total Access Lines	920.9	912.5	900.5	887.0	875.9	863.6	848.7	834.3	820.6	805.7	791.4

Cincinnati Bell Inc.
Net Debt Calculation
(Unaudited)
(Dollars in millions)

	September 30,	December 31,	Change
	2008	2007	$	%

Credit facility, revolver	$80.0	$55.0	$25.0	45%
Credit facility, tranche B term loan	208.0	211.0	(3.0)	(1%)
7 1/4% Senior Notes due 2013	465.2	470.5	(5.3)	(1%)
8 3/8% Senior Subordinated Notes due 2014	585.5	637.4	(51.9)	(8%)
7% Senior Notes due 2015	251.4	250.6	0.8	0%
7 1/4% Senior Notes due 2023	50.0	50.0	-	0%
Accounts receivable securitization facility	78.0	75.0	3.0	4%
Various Cincinnati Bell Telephone notes	230.0	230.0	-	0%
Capital leases and other debt	41.9	29.6	12.3	42%
Net unamortized premium	0.5	0.6	(0.1)	(17%)

Total debt	1,990.5	2,009.7	(19.2)	(1%)

Less: Interest rate swap asset	(4.8)	(2.9)	(1.9)	66%
Less: Cash and cash equivalents	(8.0)	(26.1)	18.1	(69%)

Net debt (as defined by the company)	$1,977.7	$1,980.7	$(3.0)	0%

Credit facility availability	$142.9	$167.9	$(25.0)	(15%)

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2008	2007	2008	2007

Cash provided by operating activities	$78.4	$54.2	$266.3	$209.3

Capital expenditures	(55.5)	(62.1)	(158.7)	(152.4)
Acquisitions of businesses	-	-	(21.6)	(4.6)
Other, net	-	(0.8)	1.0	(0.7)

Cash used in investing activities	(55.5)	(62.9)	(179.3)	(157.7)

Issuance of long-term debt	3.0	-	3.0	75.0
Change in corporate credit facility, net	(6.0)	40.0	25.0	40.0
Repayment of debt	(12.8)	(28.0)	(57.4)	(211.2)
Issuance of common shares - exercise of stock options	-	-	0.3	2.3
Preferred stock dividends	-	(2.6)	(7.8)	(7.8)
Common stock repurchase	(20.5)	-	(67.5)	-
Other, net	-	(0.1)	(0.7)	(2.0)

Cash (used in) provided by financing activities	(36.3)	9.3	(105.1)	(103.7)

Net increase (decrease) in cash and cash equivalents	(13.4)	0.6	(18.1)	(52.1)
Cash and cash equivalents at beginning of period	21.4	26.7	26.1	79.4

Cash and cash equivalents at end of period	$8.0	$27.3	$8.0	$27.3

Reconciliation of GAAP Cash Flow to
Free Cash Flow (as defined by the company)
Net increase (decrease) in cash and cash equivalents	$(13.4)	$0.6	$(18.1)	$(52.1)
Less adjustments:
Issuance of long-term debt and change in corporate credit facility	3.0	(40.0)	(28.0)	(115.0)
Repayment of debt	12.8	28.0	57.4	211.2
Common stock repurchase	20.5	-	67.5	-
Acquisitions of businesses	-	-	21.6	4.6

Free cash flow (as defined by the company)	$22.9	$(11.4)	$100.4	$48.7

Income tax payments	$-	$1.8	$1.9	$5.6

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended September 30, 2008
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$65.6	$11.7	$5.8	$(3.3)	$79.8
Add:
Depreciation and amortization	25.7	8.7	4.3	-	38.7
Restructuring and asset impairment charges	1.6	0.1	-	-	1.7

Adjusted EBITDA (Non-GAAP)	$92.9	$20.5	$10.1	$(3.3)	$120.2

	Three Months Ended September 30, 2007
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$73.0	$9.0	$5.7	$(5.1)	$82.6
Add:
Depreciation and amortization	26.2	9.6	1.9	-	37.7
Restructuring gains	(0.3)	-	-	-	(0.3)

Adjusted EBITDA (Non-GAAP)	$98.9	$18.6	$7.6	$(5.1)	$120.0

Year-over-year dollar change in Adjusted EBITDA	($6.0)	$1.9	$2.5	$1.8	$0.2

Year-over-year percentage change in Adjusted EBITDA	(6%)	10%	33%	(35%)	0%

	Nine Months Ended September 30, 2008
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$182.5	$36.3	$13.3	$(15.3)	$216.8
Add:
Depreciation and amortization	75.9	26.3	11.4	0.1	113.7
Restructuring and asset impairment charges	27.2	0.5	0.4	0.2	28.3

Adjusted EBITDA (Non-GAAP)	$285.6	$63.1	$25.1	$(15.0)	$358.8

	Nine Months Ended September 30, 2007
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$217.1	$26.8	$12.2	$(14.7)	$241.4
Add:
Depreciation and amortization	78.1	28.1	4.6	-	110.8
Restructuring charges	2.1	-	-	0.2	2.3

Adjusted EBITDA (Non-GAAP)	$297.3	$54.9	$16.8	$(14.5)	$354.5

Year-over-year dollar change in Adjusted EBITDA	($11.7)	$8.2	$8.3	($0.5)	$4.3

Year-over-year percentage change in Adjusted EBITDA	(4%)	15%	49%	3%	1%

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
		Three Months Ended September 30, 2008 (GAAP)	Restructuring Charges	Gain on Debt Extinguishment	Three Months Ended September 30, 2008 Before Special Items (Non-GAAP)
			A	B
	Revenue	$346.5	$-	$-	$346.5

	Costs and expenses
	Cost of services and products	154.8	-	-	154.8
	Selling, general and administrative	71.5	-	-	71.5
	Depreciation and amortization	38.7	-	-	38.7
	Restructuring charges	1.7	(1.7)	-	-
	Operating income	79.8	1.7	-	81.5

	Interest expense	35.0	-	-	35.0
	Other income, net	(1.0)	-	0.9	(0.1)

	Income before income taxes	45.8	1.7	(0.9)	46.6
	Income tax expense	19.2	0.7	(0.4)	19.5

	Net income	26.6	1.0	(0.5)	27.1

	Preferred stock dividends	2.6	-	-	2.6

	Net income applicable to common shareowners	$24.0	$1.0	$(0.5)	$24.5

	Weighted average diluted common shares	239.2	239.2	239.2	239.2

	Diluted earnings per common share	$0.10	$0.00	$0.00	$0.10

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to voluntary early retirement program for union and management employees.

B	Gain on extinguishment of 8 3/8% Senior Subordinated Notes due 2014 and 7 1/4% Senior Notes due 2013.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
		Nine Months Ended September 30, 2008 (GAAP)	Restruc- turing Charges	Asset Impairment	Gain on Debt Extingui- shment	Nine Months Ended September 30, 2008 Before Special Items (Non-GAAP)
			A	B	C
	Revenue	$1,046.2	$-	$-	$-	$1,046.2

	Costs and expenses
	Cost of services and products	473.6	-	-	-	473.6
	Selling, general and administrative	213.8	-	-	-	213.8
	Depreciation and amortization	113.7	-	-	-	113.7
	Restructuring charges	27.1	(27.1)	-	-	-
	Asset impairment	1.2	-	(1.2)	-	-
	Operating income	216.8	27.1	1.2	-	245.1

	Interest expense	106.1	-	-	-	106.1
	Other income, net	(2.4)	-	-	2.2	(0.2)

	Income before income taxes	113.1	27.1	1.2	(2.2)	139.2
	Income tax expense	48.0	10.8	0.5	(0.9)	58.4

	Net income	65.1	16.3	0.7	(1.3)	80.8

	Preferred stock dividends	7.8	-	-	-	7.8

	Net income applicable to common shareowners	$57.3	$16.3	$0.7	$(1.3)	73.0

	Weighted average diluted common shares	247.0	247.0	247.0	247.0	247.0

	Diluted earnings per common share	$0.23	$0.07	$0.00	$0.00	$0.30

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to voluntary early retirement program for union and management employees.

B	Asset impairment charge for discontinued software.

C	Gain on extinguishment of 8 3/8% Senior Subordinated Notes due 2014 and 7 1/4% Senior Notes due 2013.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
		Three Months Ended September 30, 2007 (GAAP)	Restructuring Charges (gains)	Three Months Ended September 30, 2007 Before Special Items (Non-GAAP)
			A
	Revenue	$344.3	$-	$344.3

	Costs and expenses
	Cost of services and products	159.0	-	159.0
	Selling, general and administrative	65.3	-	65.3
	Depreciation and amortization	37.7	-	37.7
	Restructuring charges (gains)	(0.3)	0.3	-
	Operating income	82.6	(0.3)	82.3

	Interest expense	38.0	-	38.0
	Other expense, net	0.2	-	0.2

	Income before income taxes	44.4	(0.3)	44.1
	Income tax expense	18.7	(0.1)	18.6

	Net income	25.7	(0.2)	25.5

	Preferred stock dividends	2.6	-	2.6

	Net income applicable to common shareowners	$23.1	$(0.2)	$22.9

	Weighted average diluted common shares	257.2	257.2	257.2

	Diluted earnings per common share	$0.09	$0.00	$0.09

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Adjustment to the company's restructuring reserve.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)

(Dollars in millions, except per share amounts)
			Special Items
		Nine Months Ended September 30, 2007 (GAAP)	Restructuring Charges	Dividend From Investment	Nine Months Ended September 30, 2007 Before Special Items (Non-GAAP)
			A	B
	Revenue	$988.6	$-	$-	$988.6

	Costs and expenses
	Cost of services and products	437.5	-	-	437.5
	Selling, general and administrative	196.6	-	-	196.6
	Depreciation and amortization	110.8	-	-	110.8
	Restructuring charges	2.3	(2.3)	-	-
	Operating income	241.4	2.3	-	243.7

	Interest expense	117.1	-	-	117.1
	Other income, net	(2.1)	-	1.9	(0.2)

	Income before income taxes	126.4	2.3	(1.9)	126.8
	Income tax expense	54.0	1.0	(0.8)	54.2

	Net income	72.4	1.3	(1.1)	72.6

	Preferred stock dividends	7.8	-	-	7.8

	Net income applicable to common shareowners	$64.6	$1.3	$(1.1)	$64.8

	Weighted average diluted common shares	256.6	256.6	256.6	256.6

	Diluted earnings per common share	$0.25	$0.01	$(0.01)	$0.25

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	The company incurred employee separation expense primarily related to the outsourcing of certain accounting functions and the reduction in workforce of various other administrative functions.

B	One-time dividend received from a cost investment.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) Guidance to Operating Income (GAAP) Guidance
(Unaudited)
(Dollars in millions)

2008 Operating Income (GAAP) Guidance	$297

Add:
Depreciation and amortization	153
Restructuring charges	29
Asset impairment	1

2008 Adjusted EBITDA Guidance	$480

CONTACT:
Cincinnati Bell Inc.
Investor / Media contact:
Traci Bolte, 513-397-1195
traci.bolte@cinbell.com